                                 EXHIBIT 10.10

                                ONE RIVERSIDE(TM)


                                  OFFICE LEASE


THIS LEASE is made and entered into as of the date stated below by and between the Landlord and Tenant named below.

                          LEASE SUMMARY AND DEFINITIONS

1.01. DATE. The date of this Lease is: November 18, 1997

1.02. LANDLORD. The "Landlord" under this Lease and the Landlord's address are:

                           Post Apartment Homes, L.P.
                           c/o Post Properties, Inc.
                           Suite 2200
                           3350 Cumberland Circle
                           Atlanta, Georgia 30339

1.03. TENANT. The "Tenant" under this Lease and the Tenant's address are:

                 Charter Bank & Trust Co., a Georgia corporation
                           269 Roswell Street
                           Marietta, Georgia 30060
                           Attn: President

1.04. BUILDING. The "Building" and the Building name and the Building address are:

                           One Riverside(TM)
                           4401 Northside Parkway
                           Atlanta, Georgia 30327

The Building consists of a planned 9-story office building and an adjoining 6-story parking deck, and related facilities.

1.05. PREMISES. The "Premises" are shown on Exhibit "A" and are otherwise delineated as follows:

                           Floor(s):    First

                           Suite No.:   120

The "Premises" include all Tenant Improvements constructed and installed in accordance with the provisions of the Work Letter.

1.06. TERM. The "Term" of this Lease is: seventy-two (72) months.

1.07. COMMENCEMENT DATE. The "Commencement Date" of the Term is the later of the date on which Landlord delivers possession of the Premises to Tenant in accordance with the Work Letter attached as Exhibit "B" or May 1, 1998. The month, day and year of the Commencement Date shall be stated in the acceptance agreement set forth in Exhibit "C" and described in Section 3.03. Landlord will notify Tenant in writing of the date upon which Landlord will deliver possession of the Premises to Tenant in accordance with the Work Letter at least ten (10) days prior to such delivery.

1.08. EXPIRATION DATE. The "Expiration Date" of the Term is April 30, 2004, which date shall be stated in the acceptance agreement set forth in Exhibit "C" and described in Section 3.03, or such earlier date on which the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law.

1.09. ANNUAL BASE RENTAL. The annual "Base Rental" for the Term is:

                Lease Year 1:             $35,892.00
                Lease Year 2:             $36,972.00
                Lease Year 3:             $38,076.00
                Lease Year 4:             $39,216.00
                Lease Year 5:             $40,392.00
                Lease Year 6:             $41,604.00

1.10. ADDITIONAL RENTAL. The Landlord's estimate of Additional Rental (operating expenses) for calendar year 1998 is: $7.50 per rentable square foot of the Premises.

1.11. RENTABLE AREA. The estimated rentable area of the Premises and the Building are:

                Premises:              2,175 square feet

                Building:            225,069 square feet

The final Rentable Area of the Premises and the Building shall be determined as provided in Section 2.02 and shall be stated in the acceptance agreement set forth in Exhibit "C" and described in Section 3.03.

1.12. TENANT'S SHARE. The estimated "Tenant's Share" is: 1.0%. The actual "Tenant's Share" shall be determined as provided in Section 6.01.

1.13. SECURITY DEPOSIT. Tenant has deposited and Landlord acknowledges receipt of a "Security Deposit" in the amount of: $0.

1.14. BROKER. The "Broker" under this Lease and the Broker's address are:

                           Carter & Associates, L.L.C.
                           1275 Peachtree Street, N.E.
                           Atlanta, Georgia 30367-1801
                           Attn:    Senior Vice President -
                                    Office Properties

1.15. CO-BROKER. The "Co-Broker" under this Lease and the Co-Broker's address are:

                           Brannen/Goddard Company
                           3390 Peachtree Road, N.E.
                           Suite 1200
                           Atlanta, Georgia 30326
                           Attn: President

1.16. TENANT PARTY. A "Tenant Party" means any agent, employee, contractor, invitee, license, assignee or subtenant of Tenant.

1.17. DEFINED TERMS. The capitalized terms in quotation marks above and the capitalized terms used elsewhere in this Lease shall have the meaning ascribed to them at the point where first defined, irrespective of where their use occurs.

                                LEASE OF PREMISES

2.01. LEASE OF PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Premises, which are located in the Building.

2.02. AREA OF PREMISES AND BUILDING. The usable and rentable areas of the Premises and the Building, and the usable and rentable area of any relevant portion of the Building or the Premises, shall be determined by Landlord substantially in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSl Z65.1-1996), revised and readopted June 7, 1996. For purposes of this Lease, the rentable area of the Building shall be solely the rentable area of the office building and shall not include in the calculation the areas of the parking deck and other related facilities outside of the office building. The final Rentable Area of the Premises and the Building shall be expressed in square feet and shall be stated in the acceptance agreement set forth on Exhibit "C" and described in Section 3.03.


                             ACCEPTANCE OF PREMISES

3.01. CONSTRUCTION OF BUILDING. Tenant acknowledges that construction of the Building has not yet been completed. Landlord shall construct and complete the Building in accordance with the provisions of Exhibit "G" attached hereto. Landlord's and Tenant's respective rights and obligations with respect to the construction of the Building shall be solely as set forth in such Exhibit "G".

3.02 CONSTRUCTION OF TENANT IMPROVEMENTS. Landlord shall complete the "Base Building Improvements" for the Premises and shall prepare the Premises for Tenant's occupancy in accordance with the provisions of Exhibit "B" attached hereto. The term "Premises" shall include all Base Building Improvements and all Tenant Improvements constructed and installed in accordance with the provisions of Exhibit "B" attached hereto.

3.03 ACCEPTANCE AGREEMENT. Upon or at any time after the Commencement Date, Tenant shall, upon request by Landlord, execute and deliver an agreement confirming the Commencement Date and Expiration Date, the Rentable Areas of the Premises and the Building, and Tenant's acceptance of the Premises, which agreement shall be in the form attached as Exhibit "C".

                                      TERM

4.01. TERM. The Term of this Lease shall commence an the Commencement Date, or on such later date on which Landlord delivers possession of the Premises to Tenant in accordance with the provisions of the Work Letter, and shall terminate at 11:59 p.m. on the Expiration Date, or on such earlier date on which the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law.

                                   BASE RENTAL

5.01. BASE RENTAL. During the term of this Lease, Tenant shall pay to Landlord without demand, deduction or set-off, at the address of Landlord set forth above, or elsewhere as directed from time to time by Landlord's notice to Tenant, the Base Rental set forth above.

5.02. PAYMENT OF RENT. The Base Rental shall be payable in equal monthly installments, in advance, on the first day of each month of the term of this Lease. A prorated monthly installment shall be paid if the Commencement Date is other than the first day of a month or if the Expiration Date is other than the last day of a month.

                                ADDITIONAL RENTAL

6.01. CERTAIN DEFINITIONS. The following terms shall have the following meanings: "Escalation Year" shall mean each calendar year falling, in whole or in part, within the term of this Lease, commencing with the calendar year in which the Commencement Date occurs; "Tenant's Share" shall mean that number, stated as a percentage, determined by dividing the Rentable Area of the Premises by the Rentable Area of the Building (which shall be initially as set forth above, and in the event of any change in the area of the Premises, Tenant's Share shall be adjusted to reflect such change on a prorated, daily basis); "Operating Expenses" shall mean the expenses paid or incurred by Landlord for the operation and maintenance of the Building, as more fully defined in Exhibit "D", and as the same may be adjusted under Section 6.06 hereof; "Operating Statement" shall mean a statement prepared by Landlord setting forth the Operating Expenses for such Escalation Year and a computation of Additional Rental for such Escalation Year; and "Additional Rental" shall mean, for each Escalation Year, Tenant's Share of the Operating Expenses.

6.02. PAYMENT OF ADDITIONAL RENTAL. For each Escalation Year, Tenant shall pay the Additional Rental to Landlord without demand, deduction or set-off in equal monthly installments during each Escalation Year based upon a reasonable estimate by Landlord of Tenant's Share of Operating Expenses for such Escalation Year. Each such installment shall be due with the monthly installment of Base Rental.

6.03 ADJUSTMENT OF ADDITIONAL RENTAL. If the Additional Rental paid by Tenant for any given Escalation Year, based upon Landlord's estimate, differs from the actual amount of Tenant's Share of Operating Expenses for such Escalation Year, the difference shall be payable by Landlord or Tenant, as the case may be, in a lump sum on the first day of the second month following the month in which Landlord renders its Operating Statement to Tenant with respect to such Escalation Year. If any such amount is payable by Landlord, however, Landlord may elect, in lieu of making such payment, to credit such amount against the next payments of Base Rental and Additional Rental coming due under this Lease.

6.04. VERIFICATION OF OPERATING STATEMENT. Upon request by Tenant, and at Tenant's cost and expense, Landlord shall furnish Tenant such information as may be necessary for Tenant to verify Operating Expenses and shall cooperate with Tenant in verifying the Operating Statement. The Operating Statement shall be rendered by Landlord to Tenant within one month after calculation of such Operating Expenses by Landlord. Tenant shall have 60 days after receipt of any Operating Statement to dispute the correctness or completeness thereof, after which time the Operating Statement shall be deemed to be complete and correct and conclusive and binding on Landlord and Tenant. Tenant shall not be entitled to withhold Additional Rent for any reason but payment of any Additional Rent shall not preclude Tenant from disputing the correctness or completeness of any Operating Statement within such 60 day period. In the event Tenant shall dispute any Operating Statement and Landlord and Tenant cannot resolve the dispute within 4 months after Landlord renders the Operating Statement, then the matter may be referred to arbitration as herein provided. In order to be effective, any dispute of any Operating Statement must be made by Tenant's giving notice to Landlord within the 60 day period following Tenant's receipt of such Operating Statement.

6.05. ARBITRATION. Any dispute between the parties with respect to Operating Expenses shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as amended and in effect on the date notice is given of the intention to arbitrate. The determination of the arbitrators shall be final, binding and conclusive on all the parties, and judgment may be rendered thereon by any court having jurisdiction, upon application of either Landlord or Tenant. Any such arbitration shall be conducted in Fulton County, Georgia.

6.06. ADJUSTMENT OF OPERATING EXPENSES. If the Building is not fully occupied during any given Escalation Year, the Operating Expenses shall be equitably adjusted so that such of those expenses as constitute variable rather than fixed costs (as determined in accordance with sound accounting practices) shall be adjusted to reflect vacancies in the Building by projecting such variable costs as if the Building were fully occupied throughout such Operating Year; provided, however, that in no event shall Landlord by reason of any such adjustment be entitled to receive more than 100% of the Operating Expenses.

6.07. OTHER ADDITIONAL RENTAL. All amounts, other than the Base Rental, which Tenant is required to pay pursuant to this Lease, including the Additional Rental, shall constitute additional rental under this Lease, and if Tenant shall fail to pay any such amounts, Landlord shall have all the rights, powers and remedies with respect thereto as are provided herein or by law in the case of nonpayment of rent.

6.08. RENT CONTROL. Tenant waives the benefit of all existing and future rent control laws and similar governmental rules and regulations, whether in time of war or not, to the full extent permitted by law.

                                SECURITY DEPOSIT

7.01. SECURITY DEPOSIT. Landlord shall hold the Security Deposit without interest as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. The Security Deposit shall not be considered an advance payment of Base Rental, Additional Rental or other charges provided for herein, or as a measure of the damages which would be suffered by Landlord in the case of a default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages or nonpayment of Base Rental, Additional Rental or other charges provided for herein, or to satisfy any obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the expiration of this Lease, the balance of the Security Deposit shall be returned to Tenant within 60 days after the Expiration Date and the delivery of the Premises to Landlord as provided herein. If Landlord transfers Landlord's interest in the Premises, Landlord may assign the Security Deposit to the transferee and thereafter the transferring Landlord shall have no further liability for the return of the Security Deposit. The Security Deposit shall not be assigned or encumbered by Tenant and any attempted assignment or encumbrance by Tenant shall be void.

                         OPERATIONS; UTILITIES; SERVICES

8.01. OPERATIONS. Landlord shall operate the Building generally in accordance with standards customarily followed in the operation of Class "A" multi-tenant, commercial office buildings of similar size in the north west suburban Atlanta, Georgia, area.

8.02. HOURS OF OPERATION. The Building will be open from 8:00 a.m. to 6:00 p.m., Mondays through Fridays, and from 8:00 a.m. to 1:00 p.m. Saturdays. The Building may be closed on Sundays and on the following holidays: New Year's Day, Presidents Day, Martin Luther King, Jr. Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas

Day and such other days as are locally observed by tenants in multi-tenant commercial office buildings in the Atlanta, Georgia, area. Tenant shall have access to the Premises 24 hours per day, every day of the week, subject to Legal Requirements.

8.03. UTILITIES AND SERVICES. Landlord shall provide Tenant with the following utilities and services:

         (a) Central heat and air-conditioning in season during such hours as the Building is open, at such temperatures and in such amounts as may be required to reasonably heat or cool the Premises, except in extreme temperature conditions or when limited by Legal Requirements.

         (b) Warm and cold water to serve the Premises as required for lavatory and drinking purposes and such other uses as are permitted pursuant to this Lease.

         (c) Common use restrooms and toilets available on each floor of the Building.

         (d) Janitorial services in accordance with standards customarily followed in the operation of Class "A" mutli-tenant, commercial office buildings of a similar size in the northwest suburban Atlanta, Georgia area on a five-day week basis, excluding holidays, in accordance with Landlord's janitorial contract.

         (e) 5.5 watts of electricity per square foot of Rentable Area of the Premises for purposes other than general office lighting, and 3.0 watts of electricity per square foot of Rentable Area of the Premises for general office lighting.

         (f) Standard passenger and freight elevator service when the Building is open, and at least one passenger elevator when the Building is closed.

8.04. EXCESS SERVICES. If Landlord is required to provide Tenant with services in excess of those specified, such excess services shall be furnished to Tenant, at Tenant's cost and expense, at such reasonable charges as may be determined by Landlord but in no event at a charge less than Landlord's actual cost of administrative services, labor, equipment and utilities incurred in connection with such excess service. Without limitation, Landlord reserves the right to prohibit the use of heat generating machines and equipment unless and until arrangements are made by Tenant, acceptable to Landlord, to obtain and install in the Premises at Tenant's cost supplementary air conditioning equipment, and the cost of operation and maintenance of such equipment (as determined by Landlord by submetering or otherwise) shall be paid by Tenant on the Base Rental payment dates at such rates as are established from time to time by Landlord.

8.05. METERING ELECTRICITY. If Landlord shall determine that Tenant's proposed or actual consumption of electricity is in excess of standard consumption for general office use as set forth in Section 8.03(e) above, then Landlord may either charge Tenant directly for such excess services in accordance with the foregoing section, or require Tenant to enter into a contract for electrical service to the Premises directly with the provider of electrical service to the Building, for electrical service to the Premises, and, in either event, Tenant shall pay the entire cost and expense of installing and maintaining meters, panels, wiring and other items required to accommodate excess services to Tenant and separate accounting therefor. Tenant shall not, without Landlord's prior written consent (which may be evidenced by Landlord's approval of the final Drawings and Specifications for the Tenant Improvements pursuant to Exhibit "B" attached hereto), use any equipment or machines which use electric current in excess of 110 volts or which require clean circuits or other special distribution circuits.

8.06. LICENSES, PERMITS AND CERTIFICATES. Landlord shall maintain in the Building office for reasonable inspection by Tenant such licenses, permits and certificates pertaining to the operation of the Building as may be necessary by reason of Legal Requirements.

                                 ACCESS CONTROL

9.01. ACCESS CONTROL. Landlord shall provide access control for the Building at all times when the Building is not open; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant or any Tenant Party for, losses due to theft or burglary, or for damages or injury to persons or property done by persons gaining access to the Premises or the Building (including the Building site), and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

                                     SIGNAGE

10.01. SIGNAGE. No sign, advertisement or notice shall be painted, fixed or placed on any part of the inside or outside of the Building unless the color, size and style is approved by Landlord, which approval may be granted or withheld in Landlord's discretion.

                                     PARKING

11.01. TENANT'S PARKING. Landlord shall make available to Tenant for use by Tenant and Tenant's invitees, employees, assignees and subtenants parking spaces in the deck parking facility adjacent to the Building (the "Garage") at the rate of 3.5 parking spaces per 1,000 square feet of Rentable Area of the Premises. Such spaces shall be used in common with Landlord and other tenants in the Building on an unassigned "first come - first served" basis. Landlord or the operator of the Garage may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage, and Tenant shall, and shall exercise its best efforts to cause its employees and invitees to, abide by such rules and regulations.

                           TENANT'S USE AND ACCEPTANCE

12.01. USE. Tenant shall use the Premises for general office purposes and for lawful activities normally incidental thereto and related to the conduct of Tenant's business, but for no other purposes. Tenant shall not use or occupy the Premises, or permit the Premises to be used or occupied, in violation of any Legal Requirement, or in any manner which would violate any certificate of occupancy issued for the Premises, or that would vitiate or increase the premium charged for insurance on the Premises or Building or that would cause damage to the Building, or that would constitute a public or private nuisance, or that would disturb the quiet enjoyment of other tenants of the Building. Any increased cost to the Landlord resulting from a violation of such use shall be charged to the Tenant as Additional Rental and Landlord shall have the right to enjoin Tenant from further violation, if applicable.

12.02. ACCEPTANCE. The taking of possession of the Premises by Tenant on the Commencement Date shall be conclusive evidence that Tenant accepts the Premises "as is", and the Premises were in good and satisfactory condition and suitable for the use intended by Tenant at the time such possession was taken.

               LANDLORD'S ACCESS; RESERVATION OF RIGHTS; TRANSFERS

13.01. LANDLORD'S ACCESS TO PREMISES. Landlord, and Landlord's employees, agents and contractors, shall have the right to enter and pass through the Premises during business hours, after reasonable notice to Tenant, to examine the Premises and to show them to prospective purchasers, mortgagees, tenants or insurers, and for making such repairs or changes in or to the Premises or the Building as may be provided for or permitted by this Lease or as Landlord may be required to make by Legal Requirements; after business hours for cleaning and maintenance and to perform janitorial services; and at any time in emergencies.

13.02. LANDLORD'S RESERVATION OF RIGHTS. Landlord reserves the right to name the Building and to change the name or address of the Building; to install and maintain a sign or signs on the exterior of the Building; to hold pass keys and access cards to the Premises; to grant to Tenant, and other tenants of the Building, a non-exclusive revocable license to use and occupy in common with Landlord the common areas of the Building, including corridors, stairways, elevators, restrooms, lobbies, entrance ways, parking areas, service roads, loading facilities, sidewalks and such other facilities as may be designated from time to time by Landlord subject to the terms and conditions of this Lease.

13.03. TRANSFER OF TENANT. Landlord reserves the right, upon 60 days prior notice to Tenant, to remove Tenant from the Premises and to transfer Tenant to other available space of substantially equal area in the Building. Landlord shall bear all reasonable cost and expense of such transfer, as well as the cost and expense of any renovations or alterations necessary to make the new space substantially conform in layout and appointment with the original Premises. If Landlord transfers Tenant to any such new space, this Lease shall remain in full force and effect and be deemed applicable to such new space, and such new space hall thereafter be the Premises as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto. Failure of Tenant to cooperate with Landlord pursuant to this Section and to remove itself from the Premises shall constitute a default under this Lease and shall entitle Landlord to exercise all rights and remedies available to Landlord under this Lease following the occurrence of an event of default by Tenant.

                             REPAIRS AND MAINTENANCE

14.01. LANDLORD'S OBLIGATIONS. Landlord shall keep and maintain in good repair and working order and make repairs to and perform necessary maintenance upon the structural components and elements, and electrical, plumbing and mechanical systems, of the Building, and all parts and appurtenances thereof, which are required in the normal maintenance and operation of the Building. The cost and expense of any maintenance or repair to the Building necessary due to the acts or omissions of Tenant or any Tenant Party shall be reimbursed by Tenant to Landlord upon demand as additional rental.

14.02. TENANT'S OBLIGATIONS. Tenant, at its sole cost and expense, shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance within and upon the Premises, including the Tenant Improvements, and all parts and appurtenances thereof, which are required in the normal maintenance and operation of the Premises.

14.03. BUILDING ALTERATIONS. If, to maintain the Building as an office building or otherwise, Landlord shall be required by any governmental authority to repair, alter, remove, construct, reconstruct, or improve any part or all of the Building or the Premises, then Tenant's obligations under this Lease shall not be affected and Tenant waives all claims for injury, damage, or abatement of rent because of such repair, alteration, removal, construction, reconstruction, or improvement, or lack thereof, except to the extent of any bodily injury to persons or damage to property resulting from Landlord's sole negligence or intentional misconduct in performing such work; provided, however, that if such action by Landlord shall render the Premises partially or wholly unfit for occupancy and if, in Landlord's reasonable estimation, it cannot complete such acts within 180 days, then at the option of Landlord to be exercised by giving written notice to Tenant within 60 days following the date of notice to Landlord by such governmental authority, this Lease shall terminate on the date of such election and Tenant shall immediately surrender the Premises to Landlord. In such event Tenant shall continue to owe and pay rent and other charges up to but not beyond the time of such surrender. If Landlord shall elect not to terminate this Lease as provided above, then Landlord and Tenant shall have the same respective rights and obligations as provided above in Sections 16.01 through 16.04, as if a casualty had occurred, and the provisions of Section 16.04 shall apply as if a casualty had occurred regardless of whether Landlord elects to terminate this Lease.

                         ALTERATIONS; TENANT'S PROPERTY

15.01. ALTERATIONS BY TENANT. Tenant shall not, without Landlord's approval, make any alterations, additions or improvements in or on the Premises, provided Landlord shall not unreasonably withhold such approval if such alterations, additions or improvements do not affect the structural components and elements, or electrical, plumbing or mechanical systems, of the Building. All alterations, additions or improvements to the Premises made by Tenant shall become the property of Landlord at the expiration of the term of this Lease; but Landlord reserves the right to require Tenant to remove any alteration, improvement or addition made to the Premises by Tenant, and to repair and restore the Premises to a condition substantially equivalent to the condition of the Premises prior to any such alteration, addition or improvement. All alterations, additions or improvements to the

Premises by Tenant shall be made in compliance with the requirements of this Lease, including without limitation Sections 28.01 through 28.08 hereof.

15.02. TENANT'S PROPERTY. Tenant, at its expense and at any time and from time to time, may install in and remove from the Premises its trade fixtures, equipment, removable walls and wall systems, furniture and furnishings, provided such installation or removal is accomplished without damage to the Premises or the Building or Tenant promptly repairs any such damage. On or prior to the Expiration Date, Tenant shall remove all of Tenant's property from the Premises and repair any damage to the Premises caused by such removal. All property of Tenant remaining on the Premises after the expiration of the term of this Lease shall be deemed to have been abandoned and may be removed by Landlord and Tenant shall reimburse Landlord for the cost of such removal.

                              DESTRUCTION OR DAMAGE

16.01. DESTRUCTION. If the Building or the Premises is destroyed, or so substantially damaged as to be partially or wholly untenantable, by fire or other casualty, then Landlord shall have 60 days in which to commence to reconstruct, restore and repair the Building or the Premises, as applicable, to a condition substantially equivalent to its condition prior to such casualty; provided, however, if in Landlord's sole judgment, the reconstruction, restoration and repair cannot be completed by the date 180 days after the date of such casualty, then Landlord may elect to terminate this Lease by giving Tenant written notice of such election prior to the date 60 days after the date of such casualty, and the date of such notice shall be the Expiration Date.

16.02. DAMAGE. If the Building or the Premises is damaged, but not so substantially as to be partially or wholly untenantable, by fire or other casualty, then Landlord shall promptly proceed to reconstruct, restore and repair the damaged portions of the Building or the Premises, as applicable, to a condition substantially equivalent to its condition prior to such casualty.

16.03. AVAILABILITY OF INSURANCE PROCEEDS. If the Building or the Premises is destroyed or damaged, and either the holder of any Mortgage does not make the proceeds of the insurance maintained by Landlord available to Landlord for reconstruction, restoration and repair, or available insurance proceeds are insufficient to pay for the reconstruction, restoration and repair, then Landlord may elect to terminate this Lease by giving Tenant written notice of such election prior to the date 60 days after the date of such casualty, and the date of such notice shall be the Expiration Date.

16.04. RENT ABATEMENT. Commencing with the date of such casualty, the Base Rental and Additional Rental provided for herein shall abate pro rata to the extent that, and for so long as, any portion of the Premises is not reasonably usable by Tenant in the ordinary conduct of its business; provided, however, that no such abatement shall be made under the provisions of this Section if such casualty shall have been caused through the negligence or willful misconduct of Tenant or any Tenant Party.

                                    LIABILITY

17.01. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other party and its agents, officers and employees, for any loss or damage that may occur to the Premises or the Building and to all property, whether real, personal or mixed, located in the Premises or the Building, by reason of fire, the elements, or any other cause insured against under the terms of the fire and extended coverage insurance policies required to be maintained by Landlord and Tenant under this Lease, regardless of cause or origin, including negligence of the parties hereto, their respective agents and employees, and each party covenants that no insurer shall hold any right of subrogation against such other party.

17.02. INDEMNIFICATION. Tenant agrees to indemnify and save Landlord harmless from any and all claims with respect to bodily injury or property damage arising from Tenant's use and occupancy of the Premises or any breach or default in the performance of any covenant or agreement on Tenant's part to be performed pursuant to the terms of this Lease or arising from Tenant's negligence or intentional acts or the negligence or intentional acts of any Tenant Party, including all costs, counsel fees, expenses and liabilities incurred in connection with any such claim; and if any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend such action or proceeding at its expense.

17.03. LIMITED LIABILITY OF LANDLORD. Landlord shall not be liable to Tenant or any other person or entity for interruption in or failure to furnish any service provided for in this Lease, for injury to persons or damage to property resulting from the sprinkler system in the Building or water or rain which leaks or flows from any part of the Building, or for any inconvenience or annoyance resulting from any maintenance or repair of the Premises or the Building. Landlord shall not be liable to Tenant or any other person or entity for any theft, disappearance or loss of any property from the Premises, nor for the acts of other tenants, or other persons, in the Building. Neither Landlord, nor any partner of Landlord, nor any officer, director, shareholder or partner of a partner of Landlord, shall have any personal liability with respect to this Lease, and any liability with respect to this Lease shall be limited solely to Landlord's interest in the Building.

                                    INSURANCE

18.01. LANDLORD'S INSURANCE. Landlord shall maintain at all times during the term of this Lease fire and extended coverage insurance insuring the Building; and comprehensive general public liability insurance with respect to the Building insuring against injury to or death of persons or damage to property. Such insurance shall be maintained with an insurance company authorized to conduct business in the State of Georgia in amounts desired by Landlord and at the expense of Landlord (which expense is to be included in Operating Expenses). If the annual premiums to Landlord for such casualty insurance exceed the standard premium rates because of the nature of Tenant's operations, contents or improvements or because the same result in extra-hazardous exposure, then Tenant shall upon receipt of copies of appropriate premium invoices promptly reimburse Landlord for such increases in such premiums. To the extent it would be reasonable for a landlord in the same economic position of Landlord at the applicable time to self-insure, Landlord may satisfy its insurance requirements under this Section by self-insuring.

18.02. TENANT'S INSURANCE. Tenant shall maintain in full force and effect at all times during the term of this Lease full replacement cost fire and extended coverage insurance insuring Tenant's furniture, furnishings, equipment, trade fixtures and other personal property in and about the Premises; and comprehensive general public liability insurance with respect to the Premises, with a single limit of liability of at least $2,000,000 for injury to or death of persons or damage to property; provided, however, that Tenant shall carry such greater limits of coverage as Landlord may reasonably request from time to time. Each policy of insurance maintained by Tenant shall be issued by an insurance company acceptable to Landlord, shall name Landlord as an additional insured, shall provide that such insurance shall not be canceled unless 30 days prior written notice is given to Landlord, and shall contain such other provisions as may be requested by Landlord. The policies of insurance required to be maintained by Tenant hereunder, or acceptable certificates thereof, shall be delivered to Landlord on or before the Commencement Date and at least 10 days prior to the expiration date of any policy then in effect.

                                  CONDEMNATION

19.01. CONDEMNATION. If the Premises is taken or condemned for any public purpose, or conveyed in lieu of such taking or condemnation, to such an extent as to render the Premises untenantable, then this Lease shall, at the option of either party, forthwith cease and terminate upon the giving of notice to the other party within 30 days from the date of such condemnation or taking. If only a portion of the Premises is so taken so as not to render the remainder untenantable, all rent shall abate with respect to the portion so taken. If all or substantially all of the Building, or so much thereof as to cause the remainder not to be economically feasible to operate, as reasonably determined by Landlord, should be taken or condemned for any public purpose or conveyance in lieu of condemnation, then Landlord shall have the option of terminating this Lease by notice to Tenant no later than 60 days from the date of such condemnation or taking. All proceeds from any taking or condemnation of any part of the Building, including but not limited to the Premises, shall belong to and be paid to Landlord. Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking without deduction for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award. Tenant hereby irrevocably assigns to Landlord any and all of its right, title and interest in and to any such award.

                              DEFAULTS AND REMEDIES

20.01. DEFAULT BY TENANT. Tenant shall be in default under this Lease if: (i) Tenant shall fail to pay when due any Base Rental, Additional Rental or other payment to be made by Tenant hereunder; or (ii) Tenant shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease (other than the payment of Base Rental, Additional Rental or any other payment to be made by Tenant), and shall not cure such failure within 30 days after Landlord gives Tenant written notice thereof; or
(iii) Tenant shall fail to take possession of or cease to do business in or abandon any substantial portion of the Premises; or (iv) Tenant shall assign this Lease or sublet any portion of the Premises except as permitted in this Lease, or Tenant shall otherwise breach the provisions of Sections 22.01 through 22.05 of this Lease; or (v) if Tenant is a corporation, Tenant shall cease to exist as a corporation in good standing in the state of its incorporation; or (vi) if Tenant is a partnership or other entity, Tenant shall be dissolved or otherwise liquidated, provided that if such dissolution is threatened as a result of a failure to file annual reports and such reports are filed prior to such dissolution, such failure shall not constitute a default hereunder; or (vii) Tenant becomes insolvent as defined in the Georgia Uniform Commercial Code, or makes an assignment for the benefit of creditors; or (viii) if the interest of Tenant under this Lease shall be subjected to any attachment, execution, levy or other judicial seizure pursuant to any order or decree entered against Tenant and any legal proceeding that is not stayed (so as to prevent seizure) pending appeal and such order or decree is not vacated or bonded against so as to prevent seizure upon the earlier to occur of 15 days prior to the sale of such interest pursuant to such order or decree or 30 days after entry of such order; or (ix) any attachment or execution of any type shall be issued against Tenant's assets of any type or nature whatsoever, including but not limited to federal, state or municipal tax liens.

20.02. LANDLORD'S REMEDIES. If Tenant is in default under this Lease, Landlord may pursue any one or more of the following remedies, separately or concurrently or in any combination, without any further notice or demand whatsoever and without prejudice to any other remedy which it may have for possession of the Premises or for arrearages in Base Rental, Additional Rental or other amounts payable by Tenant: (i) Landlord may terminate this Lease by giving Tenant written notice of termination, in which event Tenant shall immediately quit and vacate the Premises and deliver and surrender possession of the Premises to Landlord, and this Lease shall be terminated at the time designated by Landlord in its notice of termination to Tenant; (ii) with or without terminating this Lease, Landlord may enter upon and take possession of the Premises, change the locks on all doors to the Premises, and expel or remove Tenant and any other person who may be occupying the Premises, without being liable for prosecution or any claim for damages; (iii) with or without terminating this Lease, Landlord may re-lease the Premises or any part thereof, on such terms and conditions as Landlord may deem satisfactory, and Tenant shall reimburse to Landlord on demand any costs and expenses of any re-leasing, including any brokerage commissions or costs and expenses of alterations to the Premises made in connection with such re-leasing, and Landlord may then receive the rent for any such re-leasing, in which event Tenant shall pay to Landlord on demand from time to time any deficiency that may arise by reason of such re-leasing; (iv) Landlord may collect and sue Tenant from time to time for the amount of any Base Rental, Additional Rental or other amounts then owing by Tenant to Landlord pursuant to this Lease; (v) with or without terminating this Lease, Landlord may bring an action against Tenant to recover from Tenant all damages suffered, incurred or sustained by Landlord as a result of, by reason of or in connection with such default; or (vi) Landlord may do whatever Tenant is obligated to do under the terms of this Lease, in which event Tenant shall reimburse Landlord on demand for any costs and expenses incurred by Landlord in carrying out tenant's duties and obligations under this Lease. No action taken by or on behalf of Landlord under this section shall be construed to be an acceptance or a surrender of this Lease. No termination of this Lease shall affect Landlord's right to collect Base Rental, Additional Rental or other amounts due for the period prior to termination. In the event of any termination, in addition to any other remedies set forth above, Landlord shall have the right to recover from Tenant upon such termination an amount equal to the excess of the Base Rental, Additional Rental and other amounts to be paid by Tenant during the remaining term of this Lease over the then reasonable rental value of the Premises for the remaining term of this Lease, discounted to present value using a reasonable discount rate.

20.03.  INSOLVENCY OR BANKRUPTCY.

         (a) The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or any general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, other than an involuntary proceeding that is not dismissed or bonded against within 60 days after the filing thereof, shall at Landlord's option, constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate 5 days after notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy or a proceeding in lieu thereof and, in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceeding.

         (b) In the event this Lease is not terminated pursuant to Section 20.03(a), then the following provisions shall apply:

                  (i) In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., or any successor statute (the "Bankruptcy Code"), any and all consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies and other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

                  (ii) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurance referred to in Section 365 (b) (3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

20.04. LANDLORD'S COSTS; ATTORNEYS FEES. Tenant shall pay all costs and expenses incurred by Landlord as a result of any breach or default by Tenant under this Lease, including court costs and attorneys fees paid by Landlord.

20.05. LATE PAYMENTS. If Base Rental, Additional Rental or any other amount payable by Tenant under this Lease is not paid when due, Tenant shall pay to Landlord a late charge equal to 5% of the amount not paid when due, and interest on the amount not paid when due at the rate of 16% per annum until paid.

20.06. REMEDIES CUMULATIVE. The foregoing remedies are cumulative of, and in addition to, and not restrictive or in lieu of, the other remedies provided for herein or allowed by law or in equity, and may be exercised separately or concurrently, or in any combination, and pursuit of any one or more of such remedies shall not constitute an election of remedies which shall exclude any other remedy available to Landlord.

20.07. NON-WAIVER. Landlord's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any default or any remedy, and no waiver by Landlord of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any right or remedy then or thereafter existing. No failure of Landlord to pursue or exercise any of its rights or remedies or to insist upon strict compliance by the Tenant with any term or provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict compliance with the terms and provisions of this Lease.

20.08. WAIVER OF JURY TRIAL. Landlord and Tenant each waive trial by jury in any action or proceeding brought by either of them on any matters arising out of or related to this Lease.

                              COMPLIANCE WITH LAWS

21.01. COMPLIANCE WITH LAWS. Tenant, at its expense, shall comply with any and all valid and applicable laws, rules, orders, ordinances, regulations and other requirements, present or future, affecting the Premises or the Building, that are promulgated by any governmental authority or agency having jurisdiction of the Building (collectively, "Legal Requirements") to the extent the same shall affect or be applicable to Tenant or Tenant's use or occupancy of the Premises.

21.02. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any hazardous, toxic or dangerous substances (as defined or described in any applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous, toxic or dangerous substances) to be brought upon, kept or used in or about the Premises or the Building. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, judgments, demands, penalties, fines, losses and costs and expenses incurred by Landlord during or after the term of this Lease as a result of any hazardous, toxic or dangerous substances that Tenant or any Tenant Party causes or permits to be brought upon, kept or caused in or about the Premises or the Building.

                            ASSIGNMENT AND SUBLETTING

22.01. APPROVAL OF LANDLORD REQUIRED. Tenant shall not sublet the Premises or any portion thereof, or assign this Lease, or grant concessions or licenses or other rights for the occupancy or use of the Premises or any part thereof, without the prior approval of Landlord in each instance. The transfer of any ownership interest in Tenant which, after such transfer, results in the ownership, either directly or indirectly, of more than 50% of the ownership interests of Tenant by persons or entities other than those persons or entities which own the same, either directly or indirectly, as of the date of this Lease shall also constitute an assignment for purposes of this Lease. For this purpose, "ownership interests" shall include stock, partnership interests, interests in any limited liability company, and any other form of ownership of an interest in any entity.

22.02. NOTIFICATION OF LANDLORD. In the event Tenant desires to sublet all or a portion of the Premises or assign this Lease, Tenant shall notify Landlord of the terms of the proposed subletting or assignment, the identity of the proposed sublessee or assignee, the area of the Premises affected by any such subletting, and such other information as Landlord may request. Within 30 days after receipt of such notice and all information requested by Landlord, Landlord shall approve or disapprove the proposed subletting or assignment. Failure to notify Tenant of such approval or disapproval shall be deemed to constitute disapproval by Landlord. Tenant agrees to pay to Landlord, on demand, the reasonable costs incurred by Landlord in connection with any request by Tenant for Landlord to approve any assignment or subletting by Tenant.

22.03. TERMINATION RIGHT. Within such 30 day period, Landlord shall also have the option to terminate this Lease by notice to Tenant, as of a date set forth in such notice not more than 90 days from the date of such notice. In the event that Tenant has proposed a subletting of less than the entire Premises, then this Lease shall terminate only as to that portion of the Premises affecting by such proposed subletting, and the Base Rental, Additional Rental and other charges payable hereunder shall be reduced proportionately.

22.04. EXCESS CONSIDERATION. In the event Landlord approves any such assignment or subletting, Landlord shall receive all consideration paid by any such assignee or subtenant directly or indirectly related to such assignment or subletting; provided, however, that Tenant may receive the amount of any rent and other charges paid by any subtenant under any sublease which does not exceed the Base Rental and Additional Rental payable under this Lease multiplied by a fraction, the numerator of which is the rentable area of such subleased portion of the Premises and the denominator of which is the rentable area of the Premises.

22.05. TENANT'S LIABILITY. No assignment or subletting shall relieve Tenant of Tenant's obligations under this Lease.

22.06. COLLECTION OF RENT FROM ASSIGNEE OR SUBTENANT. If Tenant assigns this Lease or sublets all or any portion of the Premises, with or without the required approval of Landlord, then Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rental, Additional Rental and other payments for which Tenant is obligated hereunder, but no such assignment, subletting, occupancy, or collection shall be deemed (i) a waiver by Landlord of any of Tenant's covenants contained in this Lease, (ii) the acceptance by Landlord of the assignee, subtenant or occupant as Tenant, (iii) a release of Tenant from further performance of its covenants under this Lease, or (iv) a waiver of any of Landlord's other rights or remedies hereunder.

                            SUBORDINATION; ATTORNMENT

23.01. SUBORDINATION. Landlord may, from time to time, grant deeds to secure debt, deeds of trust, mortgages or other security interests covering its estate in the Building (each a "Mortgage"). Tenant agrees that this Lease shall be subject and subordinate to each Mortgage, including any modifications, extensions or renewals thereof and advances thereunder from time to time in effect. The foregoing provisions shall be self operative, and no further instrument of subordination shall be required to make this Lease subject and subordinate to any Mortgage. Tenant shall, upon request, from time to time execute and deliver to Landlord or the holder of any Mortgage any instrument requested by Landlord or the holder of such Mortgage to evidence the subordination of this Lease to any such Mortgage.

23.02. ATTORNMENT. Tenant agrees to recognize and attorn to any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage, and to be bound to such party under all the terms, covenants, and conditions of this Lease, for the balance of the term of this Lease, including any extended term, with the same force and effect as if such party were the original Landlord under this Lease; provided, however, that such successor in interest shall not be (i) subject to any credits, offsets, defenses or claims which Tenant may have against any prior landlord (ii) bound by any payment of rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (iii) bound by any amendment or modification of this lease made after such Mortgage is placed on the Building (and Tenant has been given notice thereof), without the written consent of the holder of such Mortgage, (iv) liable for any act, omission, neglect or default of any prior landlord, or (v) required to make any capital improvements to the Building or the Premises which Landlord may have agreed to make but had not completed.

23.03. MORTGAGEE'S OPTION TO MAKE LEASE SUPERIOR. Notwithstanding the foregoing, Tenant shall, upon demand by Landlord, at any time or time, execute, acknowledge and deliver to Landlord or to the holder of any Mortgage, without expense to Landlord or such holder, any and all instruments that may be necessary to make this Lease superior to the lien of any such Mortgage.

23.04. ACCEPTANCE AGREEMENT. Upon the request of Landlord, Tenant agrees to execute a subordination and attornment agreement incorporating all or any of the provisions set forth above and otherwise in form reasonably acceptable to Landlord.

                                 QUIET ENJOYMENT

24.01. QUIET ENJOYMENT. Subject to the rights of the holder of any Mortgage and provided Tenant performs the terms, conditions and covenants of this Lease, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Premises for the term of this Lease.

                              RULES AND REGULATIONS

25.01. RULES AND REGULATIONS. The rules and regulations attached as Exhibit "E" ("Rules and Regulations") are Landlord's Rules and Regulations for the Building. Tenant shall faithfully observe and comply with such Rules and Regulations and such reasonable changes therein (whether by modification, elimination, addition or waiver) as Landlord may hereafter make and communicate in writing to Tenant, which shall be necessary or desirable for the reputation, safety, care or appearance of the Building or the preservation of good order therein or the operation or maintenance of the Building or the equipment thereof or the comfort of tenants or others in the Building.

                                    BROKERAGE

26.01. BROKERS. Landlord and Tenant each hereby acknowledge and agree that Broker has acted as agent for the Landlord, not the Tenant, in this transaction and is to be paid a commission by Landlord pursuant to a separate leasing agreement between Landlord and Broker. In the event there is a Co-Broker, Landlord and Tenant each hereby acknowledge and agree that Co-Broker will act as agent for the Tenant, not the Landlord, in this transaction, but any commission or fee payable to such Co-Broker shall be the sole responsibility of Landlord pursuant to a separate co-brokerage agreement that Landlord shall enter into with such Co-Broker.

26.02. INDEMNIFICATION. Landlord and Tenant represent and warrant to each other that they have not dealt with any real estate broker or agent other than Broker and the Co-Broker, if any, set forth above, who by reason of such dealing has a claim against the other for a commission or fee. Landlord agrees to indemnify Tenant and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts and agreements of Landlord, and Tenant agrees to indemnify Landlord and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts and agreements of Tenant.

                            EXPIRATION; HOLDING OVER

27.01. EXPIRATION. This Lease shall terminate on the Expiration Date, provided however that all obligations and liabilities of Landlord or Tenant hereunder, actual or contingent, which have accrued or arisen on or prior to the Expiration Date shall survive the termination of this Lease. On the Expiration Date, Tenant shall surrender the Premises to Landlord in the condition in which the Premises were originally received from Landlord, except for ordinary wear and tear.

27.02. HOLDING OVER. If Tenant remains in possession of the Premises after the Expiration Date with Landlord's written consent but without any modification of this Lease or other written agreement between the parties, Tenant shall be a tenant at will at two times the Base Rental rate in effect on the Expiration Date and subject to all the other terms and provisions hereof (except as to the term of this Lease). If Tenant remains in possession of the Premises after the Expiration Date without Landlord's written consent, such holding over shall be at two times the Base Rental in effect on the Expiration Date and subject to all other terms and provisions hereof (except as to the term of this Lease), but Tenant shall be a tenant-at-sufferance, subject to immediate eviction. There shall be no renewal of this Lease by operation of law.

                              WORK ON THE PREMISES

28.01. APPROVAL OF WORK. Whenever, after the Commencement Date, Tenant is permitted or required to maintain and repair, or make additions or alterations to, the Premises, Tenant shall commence such work (the "Work") only after Landlord has approved the plans for the Work and any contractor proposed by Tenant to perform the Work. Landlord may require that the Work be performed by a contractor that is on Landlord's list of approved contractors for the Building.

28.02. STANDARDS FOR PERFORMANCE. Tenant shall cause the Work to be done and completed in a good, substantial and workmanlike manner, free from faults and defects, and in compliance with all Legal Requirements, and shall utilize only new materials and supplies. Tenant shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the Work, and Landlord shall have no duty or obligation to inspect the Work, but shall have the right to do so.

28.03. COMPLETION OF WORK. Whenever Tenant is required or permitted to perform any Work upon the Premises, Tenant shall promptly commence the Work and, once commenced, diligently and continually pursue the Work and complete the Work within a reasonable time. Tenant shall supervise and direct the Work utilizing its best efforts and reasonable care, and shall assign such qualified personnel to the Work as may be necessary to cause the Work to be completed in an expeditious fashion.

28.04. PAYMENT OF COSTS AND EXPENSES. Tenant shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the Work. Tenant shall promptly pay when due all costs and expenses incurred in connection with the Work, and shall not permit or suffer to exist any liens against the Building. Tenant shall pay, or cause to be paid, all fees and taxes required by law in connection with the Work, and shall procure all permits and licenses necessary for the performance of the Work.

28.05. PROTECTION OF PERSONS, PROPERTY. Tenant shall be responsible for the acts and omissions of all of its employees and all other persons performing any of the Work. Tenant shall be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with the Work, and shall take all reasonable protection to prevent damage, injury or loss to, the Work, all persons performing Work on the Premises, all other persons who may be involved in or affected by the Work, all materials and equipment to be incorporated in the Work and all other property on the Premises or adjacent thereto. Tenant shall ensure that the Work does not interrupt or otherwise disrupt tenants in the Building.

28.06. INSURANCE. Tenant shall purchase and maintain in full force and effect, and shall cause its contractors and subcontractors to purchase and maintain in full force and effect, such insurance (if any) in addition to that otherwise required of Tenant under this Lease as may be necessary to protect Tenant and Landlord from claims under worker's compensation acts and other employee benefit acts, from claims for damages because of bodily injury, including death, and from claims for damage to property which arise out of performance of the Work. Such additional insurance policies, if any, shall meet the requirements set forth elsewhere herein with respect to the insurance policies otherwise required to be obtained and maintained by Tenant under this Lease.

28.07. LIENS. Tenant shall not permit or suffer to exist any lien against the Premises or the Building, and the Premises shall be kept free from any liens arising from any Work. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant, with any such lien in connection therewith being null and void and of no force or effect as to Landlord. Within 10 days after the imposition of any such lien and notice from Landlord, or other actual notice received by Tenant of the existence of any such lien, Tenant shall cause the same to be released of record by payment or posting of a proper bond. If Tenant fails to do so after thirty (30) days notice to Tenant, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien or posting of a bond sufficient under Georgia law to remove the lien from the Premises without any duty to inquire into or to determine the validity thereof. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rental and shall bear interest from the date paid at the rate of sixteen percent (16%) per annum, and shall be due and payable on demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem reasonably necessary, for the protection of Landlord, the Premises and any other party having an interest therein, from mechanics' and materialmen's liens.

28.08. INDEMNIFICATION. Tenant shall pay and shall indemnify and save Landlord and its officers, employees and agents harmless from all liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature arising out of, by reason of or in connection with the Work.

                              ESTOPPEL CERTIFICATES

29.01. ESTOPPEL CERTIFICATES. Tenant shall, from time to time upon 10 days prior request by Landlord execute, acknowledge and deliver to Landlord, or to a person designated by Landlord, a certificate of Tenant stating (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), (ii) the dates to which Base Rental, Additional Rental and other sums payable hereunder have been paid, (iii) that no default exists hereunder (or specifying each such default of which Tenant has knowledge), and (iv) such other facts as Landlord (or any mortgagee, prospective mortgagee or prospective purchaser of the Building) reasonably may request (including, in the case of mortgagees, reasonable notice provisions). Landlord, at Landlord's cost and expense, shall cause such certificate to be prepared for execution by Tenant. Any such certificate may be relied upon by Landlord or any mortgagee or prospective mortgagee or purchaser of the Building.

                                 TENANT'S STATUS

Tenant represents and warrants to Landlord that:

30.01. POWER AND AUTHORITY. Tenant has the right, power and authority to execute and deliver this Lease and to perform the provisions hereof, and is, to the extent required, qualified to transact business and in good standing under the laws of the State of Georgia.

30.02. AUTHORIZATION. The execution of the Lease by Tenant, or by the persons or other entities executing them on behalf of Tenant, and the performance by Tenant of Tenant's obligations under the Lease in accordance with the provisions hereof have been, to the extent required, duly authorized by all necessary action of Tenant.

                                  MISCELLANEOUS

31.01. NOTICES. Except for legal process, which may be served as provided by law or as provided below, any notice, demand, request, consent, approval or communication (a "notice") under this Lease shall be in writing and shall be deemed to have been duly given and received at the time and on the date when personally delivered, or one day after being delivered to a nationally recognized commercial carrier service for next-day delivery or three days after deposit in the United States mail, certified or registered mail with a return receipt requested, with all postage prepaid, addressed to Landlord or Tenant (as the case may be) at its address shown above. The time period in which a response must be made, or action taken, by a party receiving any notice shall commence on the date of receipt by such party. Rejection or other refusal to accept delivery, or inability to deliver because of a changed address of which no notice was given, shall be deemed to be receipt of such notice. The parties may designate a different address for receiving notices hereunder by notice to the other party in accordance herewith. Neither telecopy nor electronic mail (e-mail) shall be a method of notice under this Lease.

31.02. HEADINGS. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various paragraphs and shall in no event be considered otherwise in construing or interpreting any provision in this Lease.

31.03. EXHIBITS AND ATTACHMENTS. Each exhibit and attachment referred to in this Lease is attached to this Lease and is and shall be construed to be made a part of this Lease by such reference.

31.04. PRONOUNS; INCLUDING. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Lease, the term "including" means "including, without limitation."

31.05. BINDING EFFECT. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Landlord and Tenant to the same extent as if each such successor and assign were named as a party hereto. The term "Landlord" as used in this Lease shall mean only the owner of the Building from time to time, and in the event of the sale or other disposition of the Building, the Landlord named herein shall be released from any further obligations or liabilities under this Lease, and Tenant shall look solely to such successor Landlord for performance of the obligations of the Landlord hereunder.

31.06. SEVERABILITY. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

31.07. TIME OF ESSENCE. Time is of the essence of this Lease. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Lease.

31.08. NO ESTATE IN LAND. Tenant has only a usufruct, not subject to levy and sale, and no estate has been granted by Landlord.

31.09. APPLICABLE LAW. This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia.

31.10. ENTIRE AGREEMENT. This Lease (including the exhibits and attachments) contains the entire agreement of Landlord and Tenant and no representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this lease shall be of any force or effect.

31.11. MODIFICATIONS. This Lease shall not be modified or amended in any respect except by a written agreement executed by Landlord and Tenant in the same manner as this Lease in executed.

31.12. SURVIVAL. Any claim, cause of action, liability or obligation arising or accruing during the term of this Lease and under the provisions hereof in favor of a party hereto against or obligating the other party hereto shall survive the expiration or any earlier termination of this Lease.

31.13. COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

31.14 FINANCIAL INFORMATION. No later than seven (7) days after receipt by Tenant of a written request from Landlord, Tenant shall provide to Landlord in writing Tenant's most current annual and quarterly financial reports.

31.15. MEMORANDUM OF LEASE. Tenant shall not record or permit the recording of this Lease or any memorandum or affidavits thereof. However, upon request by Landlord, Tenant will execute and deliver a memorandum of this Lease in recordable form, which Landlord may, at Landlord's expense, file for record.

31.16. SPECIAL STIPULATIONS. Landlord and Tenant agree to the special stipulations, if any, set forth in Exhibit "F". In the event of any conflict between the printed portions of this Lease and such special stipulations, the special stipulations shall control.

         WHEREFORE, the parties have executed, sealed and delivered this Lease as of the date of this Lease set forth above.


LANDLORD:                                                              TENANT:

POST APARTMENT HOMES, L.P.,                               -----------------------------------------
a Georgia limited partnership

By:      Post Properties, Inc.,                           By:
         a Georgia corporation,                               -------------------------------------
         Sole General Partner                                       Authorized Signature
                                                          Name:
                                                               ------------------------------------

         By:                                              Title:
            ----------------------------                        -----------------------------------
         Name:
              --------------------------
                                                          By:
                                                              -------------------------------------
         Title:                                                        Authorized Signature
               -------------------------
         [CORPORATE SEAL]                                 Name:
                                                               ------------------------------------

                                                          Title:
                                                                -----------------------------------

                                                          Attest:
                                                                 ----------------------------------
                                                          Name:
                                                                -----------------------------------
                                                          Title:
                                                                -----------------------------------

                                                                       [CORPORATE SEAL]



NOTE: If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacity for Tenant, and affix the corporate seal.

WHEN EXECUTED, PLEASE RETURN ALL ORIGINAL COPIES OF THE LEASE TO
LANDLORD FOR EXECUTION BY LANDLORD. LANDLORD WILL THEN RETURN ONE FULLY EXECUTED COPY TO TENANT.

                                   EXHIBIT "A"
                               DRAWING OF PREMISES

                                   EXHIBIT "B"

                                   WORK LETTER

                                   DEFINITIONS


1.01. DEFINED TERMS. Capitalized terms used in the Lease and this Work Letter shall have the same meanings ascribed to them in the Lease. Otherwise, the capitalized terms used in this Work Letter shall have the meaning ascribed to them at the point where defined.

1.02. "BASE BUILDING IMPROVEMENTS" shall mean the improvements to the Premises provided by Landlord described in Schedule 1 to this Work Letter.

1.03. "DRAWINGS AND SPECIFICATIONS" shall mean the final working drawings and specifications for the construction and installation of the improvements in the Premises, which have been prepared by Landlord's Architect and approved by Landlord and Tenant.

1.04. "TENANT IMPROVEMENTS" shall mean the improvements constructed and installed in the Premises in accordance with the Drawings and Specifications.

1.05. "DESIGN FEE ALLOWANCE" shall mean the amount of $ .75 per rentable square foot of the Premises.

1.06. "DESIGN COSTS" shall mean the total cost of preparing all drawings and specifications provided for in this Work Letter, and the total cost of all fees for architects, engineers, space planners, interior designers and other design specialists incurred in connection with the Tenant Improvements.

1.07. "TENANT IMPROVEMENT ALLOWANCE" shall mean the amount of $18.10 per rentable square foot of the Premises.

1.08. "TENANT IMPROVEMENT COSTS" shall mean the total cost of the construction and installation of the Tenant Improvements.

1.09. "TENANT'S COSTS" shall mean the total of (i) all Tenant Improvement Costs in excess of the Tenant Improvement Allowance; (ii) all Design Costs in excess of the Design Fee Allowance; and (iii) a fee equal to 5% of the sum of the foregoing items, as compensation to Landlord for Landlord's services in supervising and administering the construction and installation of the Tenant Improvements.

1.10. "LANDLORD'S ARCHITECT" shall mean the architect, space planner or designer designated by Landlord.

1.11. "LANDLORD'S CONTRACTOR" shall mean the contractor designated by Landlord.


                           DRAWINGS AND SPECIFICATIONS

2.01. DRAWINGS AND SPECIFICATIONS. Landlord's Architect has prepared, and Landlord and Tenant have approved, the Drawings and Specifications.

2.02. TENANT IMPROVEMENT COSTS. Landlord has obtained from Landlord's Contractor, and Tenant has approved, the amount of the Tenant Improvement Costs, and Landlord has been authorized to proceed, through Landlord's Contractor, with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications.

2.03. REVISIONS TO DRAWINGS AND SPECIFICATIONS. If Tenant desires to make revisions to the Drawings and Specifications, Tenant shall request that Landlord's Architect prepare, and submit to Landlord for approval, proposed working drawings and specifications containing all such desired revisions. Upon approval by Landlord of any such revisions, Landlord shall obtain promptly from Landlord's Contractor the amount of any adjustment in the Tenant Improvement Costs resulting from such revisions and submit the amount thereof to Tenant for Tenant's approval. Tenant shall approve or disapprove the amount of such adjustment within 3 days after submission by Landlord to Tenant, and if Tenant fails to notify Landlord of its disapproval within such 3 day period, Tenant shall be deemed to have given Tenant's approval thereto. Once any adjustment has been approved, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications, as revised. Landlord, at its option, can require Tenant to pay in lump sum to Landlord any and all increases in Tenant's Costs which result from approved revisions to the Drawings and Specifications.


                                PAYMENT OF COSTS

3.01. LANDLORD'S COSTS. Landlord shall pay for the cost of preparing the Drawings and Specifications up to, but not exceeding, the Design Fee Allowance, and Landlord shall pay all Tenant Improvement Costs up to, but not exceeding, the Tenant Improvement Allowance. Landlord shall disburse the Design Fee Allowance, the Tenant Improvement Allowance and any amounts deposited by Tenant with Landlord for payment of Tenant's Costs to pay the Tenant Improvement Costs, as and when the same become due and payable. Landlord shall be entitled to rely on the accuracy of all invoices and fee statements for labor performed or materials furnished in connection with the Tenant Improvements and to rely on any certification as to the Tenant Improvement Costs submitted by Landlord's Contractor or Tenant's Architect.

3.02. TENANT'S COSTS.  Tenant shall pay Tenant's Costs as follows:

         (a) 50% of the amount of Tenant's Costs reasonably estimated by Landlord shall be paid to Landlord prior to the commencement of construction and installation of the Tenant Improvements; and

         (b) The balance of Tenant's Costs shall be paid within 10 days after Tenant's receipt of Landlord's invoice upon substantial completion of the Tenant Improvements and Landlord's delivery of possession of the Premises to Tenant.

3.03. FAILURE TO PAY TENANT'S COSTS. Failure by Tenant to pay Tenant's Costs in accordance with this Work Letter will constitute a failure by Tenant to pay rent when due under the Lease and shall therefore constitute an event of default by Tenant under the Lease, and Landlord shall have all of the remedies available to it under this Lease for nonpayment of rent.


                                 WORK BY TENANT

4.01. TENANT'S WORK. All work in or about the Premises which is not within the scope of the work necessary to construct and install the Tenant Improvements shall be furnished and installed by Tenant at Tenant's cost and expense. Tenant shall adopt a schedule for performing such additional work consistent with the schedule of Landlord's Contractor and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or to delay the work of constructing or installing the Tenant Improvements. Landlord shall give access and entry to the Premises to Tenant and its contractors performing such additional work and shall give reasonable opportunity and time to enable Tenant and such contractors to perform and complete such work. All such additional work and Tenant's use of the Premises for such purposes shall be performed in accordance with the Lease.


                     DELIVERY OF POSSESSION OF THE PREMISES

5.01. DELIVERY OF POSSESSION. Landlord shall be deemed to have delivered possession of the Premises to Tenant on the later of (i) the Commencement Date, or (ii) the date on which the Tenant Improvements have been substantially completed, subject only to completion of "punchlist items", which means details of construction, mechanical adjustment and decoration which are minor in nature and do not, in the aggregate, materially interfere with Tenant's use and enjoyment of the Premises.

5.02. DELAYS IN DELIVERY OF POSSESSION. If, for any reason whatsoever (other than delays caused by Tenant), the Tenant Improvements have not been substantially completed by the Commencement Date or Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damages suffered by Tenant, but the Base Rental and Additional Rental shall abate from the Commencement Date until Landlord delivers possession of the Premises to Tenant, and the Expiration Date shall be extended on a day to day basis for each day that Base Rental and Additional Rental is abated until the date that possession of the Premises has been delivered to Tenant; provided, however, that if possession of the Premises has not been delivered to Tenant within 6 months following the Commencement Date, for any reason whatsoever (other than delays caused by Tenant), then either Landlord or Tenant may, at their option at any time thereafter but prior to the delivery of possession, terminate this Lease by notice to the other and Landlord and Tenant thereupon shall be released from all obligations under this Lease. If the Tenant Improvements have not been substantially completed on the Commencement Date because of delays caused by Tenant (including any revisions to the Drawings and Specifications), the term of this Lease and all obligations of Tenant under this Lease shall commence on the Commencement Date and Landlord shall be deemed to have delivered possession of the Premises on the Commencement Date, and the Expiration Date shall continue to be the date set forth in Section 1.08 of the Lease.

                            SCHEDULE 1 TO WORK LETTER


                    Description of Base Building Improvements

                                   EXHIBIT "C"
                              ACCEPTANCE AGREEMENT



         THIS AGREEMENT made as of the date set forth below between POST APARTMENT HOMES, L.P., a Georgia limited partnership (the "Landlord") and _____________________ (the "Tenant").


                              W I T N E S S E T H:


         WHEREAS, Landlord and Tenant entered into an Office Lease dated ____________________, 19____ (the "Lease") for certain premises in the building known as __________________________ in _________________Georgia (the
"Premises"); and

         WHEREAS, Landlord and Tenant desire to execute this Agreement pursuant to and as required by the Lease.

         NOW THEREFORE, for good and valuable consideration, Landlord and Tenant agree as follows:

1.       The Commencement Date of the Term of the Lease is: ___________________,
         19__.

2.       The Expiration Date of the Term of the Lease is: ____________________,
         19__.

3. The final Rentable Area of the Premises is ___________ square feet and the final Rentable Area of the Building is _______ square feet.

4. Tenant is in possession of, and has accepted, the Premises and agrees that all the work to be performed by Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed except for any punch list items described in Schedule "A" attached hereto.

5. Tenant certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or setoffs against the enforcement of the Lease by Landlord.

         WHEREFORE, the parties hereto have signed and sealed this Agreement, as of the ___ day of ___________,19___


LANDLORD:                                                 TENANT:



POST APARTMENTS HOMES, L.P.,                              --------------------------------------
a Georgia limited partnership
                                                          By:
                                                             -----------------------------------
By: Post Properties, Inc., a Georgia                               Authorized Signature
       corporation                                        Name:
       Sole General Partner                                    ---------------------------------
                                                          Title:
                                                                --------------------------------

By:
   -------------------------------------------
Name:
     -----------------------------------------

Title:
      ----------------------------------------

                                                          By:
                                                             -----------------------------------
                                                                     Authorized Signature
          [CORPORATE SEAL]                                Name:
                                                               ---------------------------------
                                                          Title:
                                                                --------------------------------


                                                          Attest:
                                                                 -------------------------------
                                                          Title:
                                                                ---------------------------------
                                                                           [CORPORATE SEAL]


                                   EXHIBIT "D"
                               OPERATING EXPENSES


1. OPERATING EXPENSE DEFINED. "Operating Expenses" as used in this Lease shall mean all operating costs for a given Escalation Year, allocable to the ownership, operation, repair and maintenance of the Building and related land and facilities in accordance with sound accounting practices and principles, including (without limitation) the following categories of operating costs: ad valorem real property taxes imposed upon the Building, fire, sewer and other assessments imposed upon the Building, personal property taxes imposed upon any personal property used in the operation and maintenance of the Building, all taxes based or imposed upon receipt of rental income, and all other taxes, assessments and similar charges imposed upon the Building by any governmental authority or agency, and the reasonable cost of protesting the amount of any such taxes and assessments; salaries, wages, and all other expenses incurred for the employment of Building staff members, including so-called "fringe benefits" and employment-related taxes, all of which shall be allocated based upon the amount of time spent by such members in the maintenance and operation of the Building; the cost of the management office for the Building; the cost of materials and supplies; the cost of replacements for tools and equipment; amounts charged to Landlord by independent contractors for services (including full or part-time labor), materials and supplies; amounts paid by Landlord, or charged to Landlord by independent contractors, for window cleaning, janitorial, security, rubbish removal and porter services; accounting, legal and other professional fees; the reasonable cost of repainting or otherwise redecorating any part of the Building, except tenanted areas; the reasonable costs of seasonal and holiday decorations for the lobby and other public portions of the Building; the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar charges related to operation of the Building management office; the cost of licenses, permits and similar fees and charges; premiums for insurance obtained by Landlord; charges (including applicable taxes) for all utilities required in the operation of the Building (including the tenanted areas thereof), including water, sewer, electricity and gas; costs of landscaping and ground maintenance; fees for the management of the Building; the Building's share of the maintenance, landscape maintenance and other operating expenses of any common area maintenance or similar charges or assessments payable with respect to the multi-use development in which the Building is located; and amortization of capital improvements made to the Building after the Commencement Date which are undertaken primarily for the purpose of reducing Operating Expenses or which are required to comply with a change in any Legal Requirement.

2. EXCLUSIONS FROM OPERATING EXPENSES. Any operating costs incurred after the Expiration Date shall be excluded from Operating Expenses. Operating Expenses shall be "net" only, and for that purpose shall be reduced by the amounts of any reimbursement, refund, credit or discount received or receivable by Landlord (net of the reasonable costs and expenses of obtaining the same, if any) with respect to any item of cost that is included in Operating Expenses (other than reimbursements by other tenants in the nature of escalation or additional rental payments similar to those required of Tenant pursuant to this Lease). Operating Expenses also excludes, the following: any income, franchise or other taxes imposed upon Landlord's income or profits, unless imposed in lieu of real property ad valorem taxes; the cost of any work or service performed for any tenant (including Tenant) at such tenant's cost; the cost of correcting defects in the original construction of the Building; salaries, bonuses or payments of any other kind to officers and executives of Landlord; except as provided in paragraph 1 above, the cost of any work or service performed for any facility other than the Building; the cost of any repairs, alterations, additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy; the cost of any repair in accordance with the Article of this Lease governing destruction or damage by fire or other casualty; interest on debt or amortization payments on any Mortgage and rental under any ground lease or other underlying lease; all leasing expenses, including any real estate brokerage commissions or other costs (including concessions) incurred in procuring tenants; charges (including applicable taxes) for utilities for which Landlord is entitled to reimbursement from any tenant (other than reimbursements by other tenants in the nature or escalation or additional rental payments similar to those required of Tenant pursuant to this Lease); any costs of painting or decorating any tenanted part of the Building; and any expenses for repairs or maintenance covered by warranties and service contracts in existence on the Commencement Date.

                                   EXHIBIT "E"
                              RULES AND REGULATIONS


1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord.

3. Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord's rental office. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal, to Tenant.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

6. The lavatories, sinks, toilets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

7. Tenant shall not in any way deface any part of the Premises or the Building. If Tenant desires to use linoleum or other similar floor covering, an interlining of building standard deadening felt shall first be affixed to the floor, by a paste or other material that is soluble in water; the use of cement or other similar adhesive materials which are not water soluble, are expressly prohibited.

8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant's approved plans, which is to be primarily used by Tenant's employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. Landlord desires that the Building be a "tobacco-free" environment, and neither Tenant, nor any of Tenant's employees, agents, visitors, licensees, or other persons shall use tobacco or tobacco products (including, without limitation, cigarettes, cigars or smokeless tobacco) inside of the Building.

10. No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction, other than lobby stores approved and leased by Landlord expressly for such purpose.

11. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, stereo (which term includes phonographs, compact disc players, tape players and other machines reproducing music or talking), unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

12. Neither Tenant, nor any of Tenant's employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices (which shall in any event be stored and used in compliance with all Legal Requirements).

13. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

14. Tenant shall not overload any floor. Tenant shall obtain Landlord's consent before bringing any safes, freight, furniture, or bulky articles into the Building and Landlord can specify to Tenant the location for the placement of such articles. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord or the Building manager may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

15. Tenant shall not occupy or permit any portion of the Premises to be occupied, without Landlord's expressed prior written consent, as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics, tobacco in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business, or for any so-called telemarketing business, or as a cafeteria or other food service establishment, or for a business providing photocopying services for offices or others, or as a health club. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises, nor advertise for laborers giving an address at the Building.

16. Tenant agrees to employ such janitorial contractor as Landlord may from time to time designate, for any waxing, polishing, and other maintenance work of the Premises and of the Tenant's furniture, fixtures and equipment. Tenant agrees that it shall not employ any other cleaning or maintenance contractor, nor any individual, firm or organization for such purpose, without Landlord's prior written consent.

17. Landlord shall have the right to prohibit advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

18. Landlord reserves the right to exclude from the Building when the Building is closed all persons who do not sign in and out on a register in the lobby of the Building, showing the name of the person, the place visited and the time of arrival and departure. All such persons entering or leaving the Building during such times may be expected to be questioned by the Building security personnel as to their business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

19. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

20. The requirements of Tenant will be attended to only upon application at the management office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

21. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

22. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

23. Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and close the blinds or drapes when the sun's rays fall directly on windows of Premises. Tenant shall not remove the standard blinds installed in the Premises.

24. All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord.

25. Tenant shall not install any vending machines in the Building or Premises without Landlord's consent.

26. All articles and the arrangement, style, color and general appearance thereof, in the interior of the Premises that will be visible from the exterior thereof, including, without limitation, window displays, advertising matter, signs, merchandise, and furniture shall be subject to Landlord's approval.

27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

28. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of the main text (including Special Stipulations) of the Lease, which text shall control in the instance of conflict.

29. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety, care and cleanliness of the Building, and for the preservation of good order therein. Such other Rules and Regulations shall be effective upon written notification of Tenant.

                                   EXHIBIT "F"
                              SPECIAL STIPULATIONS


1.       RENEWAL OPTION.

         As long as Tenant is not in default in the performance of its covenants under this Lease, Tenant is hereby granted the option to renew the Term of this Lease for a period of three additional years ("Renewal Term"), to commence at the expiration of the initial Term of this Lease. Tenant shall exercise its option to renew by delivering written notice of such election to Landlord at least twelve (12) months prior to the expiration of the initial Term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (a) the Base Rental during the Renewal Term shall be as agreed upon by Landlord and Tenant, (b) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, (c) Tenant shall not have the right to assign its renewal rights to any sublessee of the Premises or assignee of the Lease, nor may any such sublessee or assignee exercise such renewal rights, (d) the leasehold improvements will be provided in their then-existing condition (on an "as is" basis) at the time the Renewal Term commences, and (e) Landlord may require that Tenant pay for parking pursuant to a program to be implemented by Landlord. If Landlord and Tenant cannot agree upon the Base Rental during the Renewal Term within ninety (90) days after Landlord's receipt of Tenant's written notice of its election to renew this Lease, then this renewal option shall immediately expire and be of no further force or effect.

2. ACCESS TO PREMISES. Section 4.01 of the Lease is hereby amended to add the following as the last sentence thereof: "Landlord will permit Tenant to access the Premises to install fixtures and furnish the Premises up to ten (10) days prior to the later of (i) the Commencement Date or (ii) the date on which Landlord is able to deliver occupancy of the Premises to Tenant."

3. RENT CONTROL. Section 6.08 of the Lease is hereby deleted in its entirety.

4. HOURS OF OPERATION. Landlord acknowledges that Tenant shall have the right to be open or closed in accordance with the normal operations of the Federal Reserve Banking System. If Tenant's banking operation is open on a day when the Building is closed, Landlord shall make available those portions of the lobby or the first floor of the Building immediately adjacent to the Premises so that Tenant's customers may enter the Premises from the Building's lobby.

5. AFTER HOURS UTILITY SERVICE. Landlord will provide to Tenant, upon reasonable prior verbal notification, after-hours heating, ventilation and air conditioning services at a cost of $45.00 per hour for each hour of such service.

6. SIGNAGE. Landlord has approved the signage which will advertise Tenant's business in the Building, as depicted on Exhibit "H" attached hereto and incorporated herein by this reference.

7.       PARKING.

         (a) Landlord shall provide Tenant with three (3) reserved parking spaces located on the top level of the parking deck adjacent to the Building. Such spaces shall be designated with signs stating "Bank Customer Parking, 15 Minute Limit". Tenant will pay the cost for designing, installing and maintaining said signs. The design of the reserved parking designations shall be determined by Landlord and consistent with the signage program for the Building.

         (b) Landlord will designate two (2) parking spaces in front of the Building for "10 Minute Visitor Parking".

8. ACCEPTANCE OF PREMISES. The following shall be added to Section 12.02 of the Lease as the second sentence of Section 12.02: Landlord will complete any reasonable punch list items provided by Tenant within two (2) weeks after the Commencement Date; provided that if such punch list items cannot reasonably be completed in such two (2) week period, then Landlord will commence such punch list item during said two (2) week period and work will diligently prosecute such work to completion. In addition, Landlord shall repair any latent defects in the Premises.

9. LANDLORD'S ACCESS. The following shall be added in Section 13.01 in the second line after the words "business hours": "subject to Tenant's normal security procedures."

10. TRANSFER OF TENANT. Section 13.03 of the Lease is hereby deleted in its entirety.

11. ALTERATIONS BY TENANT. The following is hereby added as the last sentence of Section 15.01: "In the event Tenant makes any alterations, additions or improvements in or on the Premises with Landlord's approval, Landlord will notify Tenant at such time of Landlord's approval as to whether Tenant will be required to remove such alteration, addition or improvement upon termination of the Lease.

12. RENT ABATEMENT. The following shall be added to the end of Section 16.04: "except and only to the extent Landlord has received insurance proceeds covering the losses incurred through such casualty."

13. TENANT'S INSURANCE. The following shall be deleted from the sixth and seventh lines of Section 18.02: " ; provided, however, that Tenant shall carry such greater limits of coverage as Landlord may reasonably request from time to time."

14. CONDEMNATION. The last three (3) sentences of Section 19.01 are hereby deleted and the following inserted in lieu thereof:

                  "All proceeds from any taking or condemnation of any part of the Building shall belong to and be paid to Landlord; provided, however that the foregoing shall not interfere with any right of Tenant under applicable laws to seek to collect any condemnation award for a taking of the Premises or any loss of business associated with the taking of the Premises."

15. DEFAULT BY TENANT. In the event Tenant is late in the payment of any Base Rental, Additional Rental or other payment to be made by Tenant hereunder, Landlord will give written notice to Tenant of such default, but shall not be required to give such written notice more than two (2) times per Lease Year. In the event such written notice is given, payment shall be due by Tenant to Landlord within three (3) days after receipt by Tenant of such notice.

16. ASSIGNMENT AND SUBLETTING. The following shall be added after the word "disapproval" and before the word "shall" in the seventh line of Section 22.02:
"in writing".

17. HOLDING OVER. Section 27.02 is hereby amended by deleting the words "two times" in the third line and substituting in lieu thereof "one hundred fifty percent (150%)".

18.      ESTOPPEL CERTIFICATES. The following shall be added to the end of
Section 29.01 of the Lease: "Landlord will provide Tenant with an estoppel certificate, reasonably approved by Landlord, upon written request by Tenant, but in no event more than once per Lease year."

19.      EXHIBIT "B" WORK LETTER.

         (1) Section 3.02 of Exhibit "B" (Work Letter) is hereby deleted and the following is substituted in lieu thereof:

                  "3.02 Tenant's Costs. Tenant shall pay Tenant's Costs as follows:

                  (a) 10 % of the amount of Tenant's Costs reasonably estimated by Landlord shall be paid to Landlord prior the commence of construction and installation of the Tenant Improvements; and

                  (b) 50% of the amount of Tenant's Costs reasonably estimated by Landlord shall be paid to Landlord upon completion of 50% of the Tenant Improvement Work, as determined by Landlord; and

                  (c) The balance (40%) of Tenant's Costs shall be paid within 10 days after Tenant's receipt of Landlord's invoice upon substantial completion of the Tenant Improvements and Landlord's delivery of possession of the Premises to Tenant."

         (2) The following is hereby added to Section 5.01 of Exhibit "B" (the Work Letter) on the second line after (ii) and before the word "the":
         "ten (10) business days following".

         (3) 5.02 of Exhibit "B" (Work Letter) shall be amended to add the following:

                  (a) "Landlord will notify Tenant in writing of any delays which Landlord contends will change the Commencement Date."

                  (b) Landlord hereby certifies that as part of the written contract between Landlord and Landlord's Architect relating to the Building, Landlord's Architect has agreed to comply strictly with "all applicable national, federal, state, municipal and local laws, regulations, codes, ordinances, orders, requirements, and all revisions or amendments to them and with any other regulations or other requirements of any other governing body having jurisdiction over" the work and services of building the Building and the Premises. To the best of landlord's knowledge, this includes compliance with the Americans With Disabilities Act.

20. RIGHT OF FIRST OFFER ON CONTIGUOUS SPACE. Landlord is free to market all space contiguous to the Premises for lease, but Landlord agrees not to enter into a written commitment to offer to lease any such contiguous space, based upon bona fide, arm's length terms and conditions, to any third party without first offering such space to Tenant for lease. Tenant shall have fourteen (14) days after receipt of such written notice from Landlord to elect to lease all, but not less than all, of such space from Landlord. If Tenant so elects to lease such offered space, then the Premises will be expanded to include such space upon the same terms and conditions as set forth in the Lease. If Tenant declines to lease such space, then this right of first refusal shall terminate.

21. BANK EXCLUSIVITY. Landlord shall not lease any space in the Building to any "Local Retail Banking Institution" (as hereinafter defined), other than Tenant, or an entity controlling, controlled by, or under common control with Tenant, without Tenant's prior written consent, so long as the following conditions are satisfied: (a) Tenant continues to use and occupy the Premises for retail banking operations, and (b) no default by Tenant exists. As used herein, the term "Local Retail Banking Institution" shall mean a state, national, private or foreign bank, bank holding company, savings bank, credit union or other such entity which (i) is authorized by law to receive and actually receives deposits on site and (ii) provides retail banking services on site. For purposes of this Lease, a Local Retail Banking Institution specifically does not include insurance companies, brokerage companies, financial service companies or investment banking companies; provided further, Landlord may lease space in the Building to a state, national, private or foreign bank, bank holding company, savings bank, credit union or other such entity so long as such entity does not receive deposits on site nor provide other retail banking services on site. Notwithstanding anything to the contrary contained in this Paragraph 21 above, so long as (a)Tenant continues to use and occupy the Premises for retail banking operations, and (b) no default by Tenant exists, then Landlord shall in no event lease any space in the Building (whether ground floor retail space or office space on the ground or upper floors) to any regional or community bank which, with respect to loans, makes loans primarily up to, but not greater than, Two Million Dollars ($2,000,000.00) per loan. By way of example only, such regional or community banks shall include Fidelity National Bank, Buckhead Bank, Riverside Bank and Mount Vernon Bank, but shall not include NationsBank, SunTrust Bank, Wachovia Bank, First Union Bank or SouthTrust Bank.

22. REGULATORY APPROVAL. This Lease is subject to approval by the Department of Banking and Finance of the State of Georgia ("Authority"). Either Landlord or Tenant may cancel this Lease within 60 days after the date of full execution of this Lease if the Tenant has not received approval by said Authority, upon which Tenant shall immediately reimburse Landlord for its actual out of pocket expenses related to tenant improvements.

         Notwithstanding any other provisions contained in this Lease, in the event the Tenant is closed or taken over by the Authority, the Landlord may terminate the Lease only with the concurrence of such Authority or other Bank Supervisory Authority with appropriate jurisdiction over the Tenant, and such Authority shall in any event have the election either to continue or to terminate the Lease. Provided, that in the event this Lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the Lease shall in no event be in an amount exceeding all rent reserved by the Lease, without acceleration, for the calendar year next succeeding the date of the surrender of the Premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued without acceleration up to such date.

                                   EXHIBIT "G"
                              BUILDING CONSTRUCTION


         1. Landlord's Construction. Landlord shall construct the Building substantially in accordance with the approved Preliminary Building Plans, identified on Schedule 1, attached hereto and by this reference made a part hereof (the "Preliminary Building Plans"). The Building shall be completed in a structurally sound and tenantable condition, free of material defects in workmanship and material with all HVAC, mechanical and electrical systems in good, serviceable operating condition as certified by Landlord's Architect (defined in Exhibit "B" to this Lease). Landlord shall have the right, without Tenant's approval, to require construction change orders with respect to the Building so long as any such change orders do not constitute a material change in the configuration, location, design and appearance of the Building or site plan as reflected on the Preliminary Building Plans. In addition, Landlord shall have the right to make any change orders required by permitting authorities in order to issue permits or other approvals required to construct and complete the Building. Any such change orders required by Landlord shall be made solely at Landlord's expense.

         2. Completion. Landlord shall make diligent efforts to substantially complete construction of the Building substantially in accordance with the requirements of Section 1 above on a date (the "Completion Date") on or before May 1, 1998. As used in this Exhibit "G", the "Completion Date" shall be the earlier of (A) the date on which Tenant takes occupancy of the Premises, or (B) the fifteenth (15th) day after the date of notice from Landlord to Tenant that
(i) the Building is substantially completed in accordance with Section 1 above as evidenced by a certificate of substantial completion from Landlord's Architect and (ii) the governmental authority having jurisdiction thereover has issued a certificate of occupancy for the shell of the Building. The Completion Date shall be postponed, without liability imposed thereby upon Landlord , by a period of time equal to the number of days during which construction is delayed by reason of strikes, lockouts, Acts of God, governmental restriction, enemy action, civil disturbance, fire, other casualties, inability to secure material or labor, or any other event of force majeure beyond the control of Landlord; provided, however, that the Completion Date shall not be postponed more than one hundred twenty (120) days from and after May 1, 1998, that is, not later than May 1, 1998. If the construction of the Building is not completed by the Completion Date due to the fault of Landlord, then Tenant's sole and exclusive remedy for such delay shall be to receive from Landlord reimbursement of any reasonable additional rent in excess of the rent payable under Tenant's existing lease payable by Tenant on account of, and only for the period of, such delay. If the Completion Date occurs subsequent to April 1, 1998, Landlord shall give Tenant notice of the anticipated Completion Date at least thirty (30) days prior thereto. Anything herein to the contrary notwithstanding, if, for any reason not due to Tenant's fault or delay, Landlord fails to deliver possession of the Premises to the Tenant by November 1, 1998, Tenant may, as Tenant's sole and exclusive remedy, terminate this Lease by written notice given to Landlord at any time on or before the date on which Landlord delivers the Premises to Tenant, and all advance rent paid, if any, shall forthwith be fully returned to Tenant.

                                   SCHEDULE 1

                                       TO

                                   EXHIBIT "G"



                           PRELIMINARY BUILDING PLANS

                                   EXHIBIT "H"

                                     SIGNAGE